Exhibit 23.5

PetroTechnical Services
Division of Schlumberger Technology Corporation

4600 J Barry Court
Suite 200
Canonsburg, PA 15317 USA
Tel: 724-416-9700
Fax: 724-416-9705

CONSENT OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, we hereby consent to the inclusion or incorporation by reference in this Registration Statement on Form S-3 of information from our firm’s reserve report dated 28 January 2013 entitled Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2012 Executive Summary, which information has been included or incorporated by reference in this Registration Statement on Form S-3 in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby consent to the reference to our firm under the heading “Experts” in such Registration Statement.

SCHLUMBERGER TECHNOLOGY CORPORATION

Charles M. Boyer II, P.G.

Northeast Basin Business Manager
Advisor Unconventional Reservoirs

Pittsburgh Pennsylvania

6 January 2014